UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2017

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

Contingent Approval of the Distribution of Brighthouse Financial, Inc. Common Stock

On June 29, 2017, MetLife, Inc. issued a news release announcing that its Board of Directors has approved its distribution of at least 80.1% of the common stock of Brighthouse Financial, Inc. to MetLife, Inc. common stockholders (the “Distribution”), subject to the U.S. Securities and Exchange Commission (the “SEC”) declaring Brighthouse Financial, Inc.’s Registration Statement on Form 10 effective by July 7, 2017. Subject to that contingency:

•	the record date for the Distribution will be 5 p.m. New York City time on July 19, 2017;

•	the date of the Distribution will be 5 p.m. New York City time on August 4, 2017; and

•

MetLife, Inc. common stockholders will receive one share of Brighthouse Financial, Inc. common stock (“Brighthouse Stock”) for every 11 shares of MetLife, Inc. common stock (“MetLife Stock”) they own as of the record date.

A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

MetLife’s Plans For Certain Cash It Receives From Brighthouse Financial

MetLife, Inc. expects to receive a cash distribution (the “Cash Distribution”) and cash payments related to the Tax Receivables Agreement between MetLife, Inc. and Brighthouse Financial, Inc. (the “Tax Receivables Cash”) from Brighthouse Financial, Inc. and its affiliates (collectively, “Brighthouse Financial”) in exchange for its contribution of certain assets to Brighthouse Financial. MetLife, Inc. plans to use the Cash Distribution within 18 months following the Separation, and the Tax Receivables Cash within six months of receipt, to pay dividends to MetLife, Inc. stockholders, to make common stock repurchases, or to pay its creditors.

MetLife’s Plans For Its Brighthouse Financial, Inc. Common Stock

Certain MetLife, Inc. affiliates hold MetLife Stock. As a result, when MetLife, Inc. makes the Distribution, these MetLife entities will receive a limited amount of Brighthouse Stock. MetLife, Inc. and its affiliates (collectively, “MetLife”) may dispose of such Brighthouse Stock in any of the ways it may dispose of the Brighthouse Stock it does not distribute to its stockholders in the Distribution. For example, MetLife may transfer Brighthouse Stock to stockholders, make one or more offers to stockholders to exchange their MetLife Stock for Brighthouse Stock, may offer Brighthouse Stock in one or more public or private sales, or may pursue any combination of these methods. MetLife plans to dispose of all of its Brighthouse Stock as soon as practicable following the Distribution, and in no event later than five years after the Distribution, while seeking to maximize overall value to its stockholders.

Item 9.01 Financial Statements and Exhibits.

99.1	MetLife, Inc. news release, dated June 29, 2017, announcing that its Board of Directors has approved the spin-off of Brighthouse Financial, subject to SEC declaration that the required registration statement is effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Senior Vice President and Secretary

Date: June 29, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	MetLife, Inc. news release, dated June 29, 2017, announcing that its Board of Directors has approved the spin-off of Brighthouse Financial, subject to SEC declaration that the required registration statement is effective.